Exhibit 99.1

For release: August 5, 2022

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Second Quarter 2022 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and government stimulus income for the quarter ended June 30, 2022 totaled $271,359,000 compared to $263,158,000 for the quarter ended June 30, 2021, an increase of 3.1%. The net operating revenues increase during the second quarter of 2022 was primarily driven by the continued occupancy increase in our skilled nursing facilities, as well as the June 2021 acquisition of Caris Healthcare, a hospice provider. The net patient revenue increases were offset by the reduction in government stimulus income of $14.8 million during the second quarter of 2022 compared to the same period a year ago.

For the quarter ended June 30, 2022, the reported GAAP net income attributable to NHC was $3,203,000 compared to $104,883,000 for the same period in 2021. The large increase in our reported GAAP net income for the second quarter of 2021 was primarily due to the gain recorded from the acquisition of Caris HealthCare, L.P. Excluding the gain on the Caris HealthCare, L.P. acquisition, as well as the unrealized losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended June 30, 2022 was $7,172,000 compared to $15,077,000 for the same period in 2021 (*). The decrease in non-GAAP earnings for the second quarter of 2022 compared to the same period in 2021 was primarily due to the $14.8 million less of government stimulus income recorded, as well as incurring inflationary wage pressures on our labor costs. GAAP diluted earnings per share was $0.21 for the quarter ended June 30, 2022 compared to $6.80 for the same period in 2021. Adjusted diluted earnings per share were $0.46 and $0.98 for the quarters ended June 30, 2022 and 2021, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,447 beds. NHC affiliates also operate 24 assisted living communities with 1,210 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 29 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

-more-

Consolidated Statements of Operations
(in thousands, except share and per share amounts)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$260,077	$236,976	$516,414	$453,831
Other revenues	10,962	11,056	22,988	22,425
Government stimulus income	320	15,126	10,940	37,875
Net operating revenues and grant income	271,359	263,158	550,342	514,131

Costs and expenses:
Salaries, wages and benefits	174,936	163,868	345,630	313,025
Other operating	71,311	64,979	145,396	131,105
Facility rent	10,411	10,170	20,476	20,233
Depreciation and amortization	10,001	10,131	19,758	20,292
Interest	149	215	314	459
Total costs and expenses	266,808	249,363	531,574	485,114

Income from operations	4,551	13,795	18,768	29,017

Non-operating income	2,521	5,586	5,720	11,846
Gain on acquisition of equity method investment	-	95,202	-	95,202
Unrealized gains/(losses) on marketable equity securities	(3,549)	(6,489)	(423)	570

Income before income taxes	3,523	108,094	24,065	136,635
Income tax provision	(1,362)	(2,764)	(6,555)	(9,997)
Net income	2,161	105,330	17,510	126,638

Net (income)/loss attributable to noncontrolling interest	1,042	(447)	1,011	(488)

Net income attributable to National HealthCare Corporation	$3,203	$104,883	$18,521	$126,150

Net income per common share
Basic	$0.21	$6.83	$1.20	$8.22
Diluted	$0.21	$6.80	$1.20	$8.19

Weighted average common shares outstanding
Basic	15,452,402	15,349,162	15,434,718	15,338,400
Diluted	15,487,123	15,419,012	15,475,553	15,404,634

Dividends declared per common share	$0.57	$0.52	$1.12	$1.04

Balance Sheet Data	June 30	Dec. 31
(in thousands)	2022	2021
	(unaudited)

Cash, cash equivalents and marketable securities	$219,831	$256,025
Restricted cash, cash equivalents and marketable securities	167,071	175,884
Current assets	394,781	426,638
Property and equipment, net	515,771	520,996
Total assets	1,350,469	1,403,396
Current liabilities	224,365	263,201
NHC stockholders' equity	897,915	903,004

-more-

Selected Operating Statistics

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Skilled Nursing Per Diems:
Medicare	$540.15	$523.70	$542.48	$530.80
Managed Care	413.58	408.81	423.56	407.18
Medicaid	226.40	226.75	227.45	222.57
Private Pay and Other	268.70	256.58	269.42	252.28

Average Skilled Nursing Per Diem	$297.63	$298.55	$301.66	$297.90

Skilled Nursing Patient Days:
Medicare	85,438	92,163	177,021	183,490
Managed Care	55,230	64,196	110,867	126,107
Medicaid	313,171	300,875	617,431	579,976
Private Pay and Other	166,454	148,247	320,409	281,214

Total Skilled Nursing Patient Days	620,293	605,481	1,225,728	1,170,787

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2022	2021	2022	2021
	(unaudited)		(unaudited)

Net income attributable to National Healthcare Corporation	$3,203	$104,883	$18,521	$126,150
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	3,549	6,489	423	(570)
Operating results for newly opened facilities not at full capacity (1)	1,185	120	1,928	365
Gain on acquisition of equity method investment	-	(95,202)	-	(95,202)
Stock-based compensation expense	629	683	1,341	1,179
Income tax benefit on non-GAAP adjustments	(1,394)	(1,896)	(960)	(253)
Non-GAAP Net income	$7,172	$15,077	$21,253	$31,669

GAAP diluted earnings per share	$0.21	$6.80	$1.20	$8.19
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	0.16	0.31	0.02	(0.03)
Operating results for newly opened facilities not at full capacity (1)	0.06	0.01	0.09	0.02
Gain on acquisition of equity method investment	-	(6.17)	-	(6.18)
Stock-based compensation expense	0.03	0.03	0.06	0.06
Non-GAAP diluted earnings per share	$0.46	$0.98	$1.37	$2.06

(1) The newly opened facilities not at full capacity for the 2022 period presented consisted of operations opened from 2020 through 2022.  This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency.  The newly opened facilities for the 2021 period presented consisted of operations opened from 2019 through 2021.  The 2021 period consisted of one memory care facility.

###